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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in the following Registration Statements of HCP, Inc. and in the related Prospectuses and Prospectus Supplements of our report dated February 12, 2010 (except for the Consolidated Statements of Income, the Consolidated Statements of Cash Flows, renumbered Note 5 "Dispositions of Real Estate and Discontinued Operations", Note 14 "Segment Disclosures", Note 19 "Earnings per Common Share", and "Schedule III: Real Estate and Accumulated Depreciation", as to which the date is February 14, 2012), with respect to the consolidated financial statements and schedules (Schedule II: Valuation and Qualifying Accounts and Schedule III: Real Estate and Accumulated Depreciation) of HCP, Inc. for the year ended December 31, 2010, included in this Annual Report (Form 10-K), for the year ended December 31, 2011.

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  Form S-3ASR, File No. 333-161721, related to the unspecified indeterminate shelf registration of common stock, preferred stock, depository shares, debt securities, warrants or other rights, stock purchase contracts and units;

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  Form S-8, File No. 333-161720, related to the registration of additional securities related to the 2006 Performance Incentive Plan;

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  Form S-8, File No. 333-90353, related to the American Health Properties, Inc. 1994 Stock Incentive Plan, American Health Properties, Inc. Nonqualified Stock Option Plan For Nonemployee Directors, American Health Properties, Inc. 1990 Stock Incentive Plan and American Health Properties, Inc. 1988 Stock Option Plan;

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  Form S-8, File No. 333-54784, related to the 2000 Stock Incentive Plan;

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  Form S-8, File No. 333-135679, related to the Health Care Property Investors, Inc. 2006 Performance Incentive Plan;

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  Form S-3, File No. 333-99067, related to the registration of 738,923 shares of common stock to be issued upon conversion of non-managing member interests in HCPI/Utah II, LLC;

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  Form S-3, File No. 333-99063, related to the registration of 160,026 shares of common stock to be issued upon conversion of non-managing member interests in HCPI/Utah, LLC;

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  Form S-3, File No. 333-95487, related to the registration of 593,247 shares of common stock to be issued upon conversion of non-managing member interests in HCPI/Utah, LLC;

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  Form S-3, File No. 333-122456, related to the registration of 554,890 shares of common stock to be issued upon conversion of non-managing member interests in HCPI/Utah II, LLC;

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  Form S-3, File No. 333-119469, related to the registration of 2,129,078 shares of common stock to be issued upon conversion of non-managing member interests in HCPI/Tennessee, LLC;

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  Form S-3, File No. 333-124922, related to the registration of 53,602 shares of common stock to be issued upon conversion of non-managing member interests in HCPI/Utah, LLC.

/s/ ERNST & YOUNG LLP

Irvine, California
February 14, 2012

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm